UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________

FORM 8-K
___________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) /
OF THE SECURITIES EXCHANGE ACT OF 1934

(June 4, 2010)
Date of report (Date of earliest event reported)

VEMICS, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada	95-4696799
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

000-52765
{Commission File Number}

523 Avalon Gardens Drive, Nanuet, New York 10954
(Address of principal executive offices) (Zip Code)

(845) 371-7380
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to satisfy simultaneously the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 4, 2010, the Board of Directors (the “Board”) of Vemics, Inc. (the “Company” ) elected to positions on the Board of Directors Mr. JD. Smith, age, Mr. Ed Ryterbrand, 68 and Mr. Granger Whitelaw, age 43.  Mr. Chan Coddington, Mr. Brian Groh and Dr. Larry Shemen resigned as Directors of the Company for personal reasons.  Mr. Fred Zolla and Mr. Michael Lorelli continue as Directors of the Company. The number of active board members unchanged at 5.

Mr. Smith is the Chairman of WESCO Energy Corporation, a Company owned by Sonoran Pacific Resources, one of the largest investors in the Company. WESCO owns the patents on a number of new technologies in the oil and gas business, including patents relating to gas to liquid conversion of stranded gas, heavy oil upgrading, and a process for producing environmentally friendly tailings from oil and tar sands. He recently facilitated the negotiation and signing of certain agreements concerning projects in the USA, Canada, China, and Russia. He is presently overseeing new prospective projects in Thailand, Nigeria, Madagascar, Ecuador, Dubai and other parts of the world.  Mr. Smith is the son of Jerry Smith, the owner of Sonoran Pacific Resources, and advises and assists Sonoran Pacific on numerous projects in which it has venture capital and real estate investments.  Sonoran is the holder of a note for $1.2 million from the Company previously disclosed in the Company’s 8-K filed May 5, 2009.  Jerry Smith also controls JDS Trust, which holds notes in the aggregate amount of $250,000 issued earlier this year and disclosed in the Company’s 8-K filed April 4, 2010.

Mr. Ryterband has gained considerable experience through his work with the Hay Group and with RHR International, where he is now a Partner. He was Managing Director of RHR's New York Office and guided its growth into the largest office in the firm. RHR provides consulting services for mid to large cap companies in the area of hiring, deployment and management of senior leadership and supports efforts to plan and execute large-scale business development projects.  Prior to his work with RHR Mr. Ryterbrand was a Partner in the Hay Group in charge of building their services globally in organization and leadership development. Mr. Ryterbrand’s experience includes working with senior leadership in global pharmaceutical companies such as Merck, Pharmacia (before its acquisition by Pfizer) and Schering Plough as well as smaller companies such as OSI Pharma, a rapidly growing bio-tech company. He has similar experience with healthcare related companies such as Quest Diagnostics, Impact Rx, Horizon BC/BS New Jersey and Health First.

Mr. Whitelaw previously served on the Company’s board of directors in 2005, prior to the Company going public, and was instrumental in the Company’s conversion from private to public.  He has built a career in finance and marketing which has brought him ownership and management positions in businesses ranging from an investment banking firm, a series of profitable eCommerce ventures, an offshore finance corporation, and a developer of eBusiness software. Most recently, Mr. Whitelaw was President & CEO of the Rocket Racing League (RRL), the world’s first sports and game franchise based on competitions of piloted rocket-powered aircraft similar to Formula-1 racing on the ground.  Mr. Whitelaw is also a partner in Valiant Holdings, LLC, which held a note from the Company issued in November 2005 for $540,000.  Valiant has either been paid back in cash or converted into shares of the Company the entire amount of the note.  $160,000 of this was converted into aggregate of 3,478,261 shares of common stock in the company between August 2009 and April 2010.

As non-employee Board members, Mr. Smith, Mr Whitelaw and Mr. Ryterbrand will receive $1,000.00 per board meeting attended and 250,000 shares of the Company’s common stock per year served on the Board.

Item 9.01 Financial Statements and Exhibits

4.1           Vemics, Inc. 8-K filed May 5, 2009
4.2           Vemics, Inc 8-K filed February 2, 2010

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vemics, Inc.

Date: June 15, 2010	By:	/s/ Fred Zolla
Fred Zolla
Chief Executive Officer